As filed with the Securities and Exchange Commission on June 4, 2018

File No. 333-222935

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

___________

POST-EFFECTIVE AMENDMENT NO. 1

ON

FORM S-8

TO FORM S-4
Registration Statement under the Securities Act of 1933

BYLINE BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-3012593 (I.R.S. Employer Identification No.)
180 North LaSalle Street, Suite 300 Chicago, Illinois (Address of principal executive offices)	60601 (Zip Code)

__________________________

First Evanston Bancorp, Inc. Stock Incentive Plan, as amended
(Full Title of Plans)

__________________________

Alberto J. Paracchini

Byline Bancorp, Inc.

180 North LaSalle Street, Suite 300

Chicago, Illinois 60601

(773) 244-7000

(Name, address, and telephone number, including area code, of agent for service)

With copies to:

Jennifer D. King

Vedder Price P.C.

222 N. LaSalle Street

Chicago, IL 60601

(312) 609-7500

__________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee(3)
Common Stock, par value $0.01 per share	680,787 shares	—	—	—
(1)

This Post-Effective Amendment No. 1 on Form S-8 covers up to 680,787 shares (“Shares”) of common stock of Byline Bancorp, Inc. (the “Company”) issuable with respect to certain stock options outstanding under the First Evanston Bancorp, Inc. Stock Incentive Plan, as amended (the “First Evanston Plan”) that were assumed by the Company. Such Shares were previously registered on the Company’s Registration Statement on Form S-4 (Registration No. 333-222935) on February 8, 2018 (the “Registration Statement”), to which this post-effective amendment relates.

(2)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also covers such additional and indeterminate number of shares of or rights with respect to the Company’s common stock as may become issuable under the First Evanston Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(3)	All filing fees payable in connection with the issuance of these shares were previously paid in connection with the filing of the Company’s Registration Statement.

explanatory note

Pursuant to a registration statement on Form S-4 initially filed on February 8, 2018 and declared effective on March 9, 2018, Byline Bancorp, Inc. (the “Company”) registered the offer and sale of 7,372,894 shares of its common stock (the “Shares”) in connection with the merger (the “Merger”) of a wholly owned subsidiary of the Company with and into First Evanston Bancorp, Inc. (“First Evanston”). At the effective time of the Merger, each outstanding and unexercised stock option of First Evanston originally granted under the First Evanston Bancorp, Inc. Stock Incentive Plan, as amended (the “First Evanston Plan”), whether vested or unvested, ceased to represent a right to acquire shares of First Evanston common stock and was assumed and converted automatically into an option to purchase such number of Shares as determined pursuant to the merger agreement governing the Merger. This Post-effective Amendment No. 1 on Form S-8 covers the Shares that are issuable pursuant to stock options originally granted under the First Evanston Plan that converted into options to purchase Shares as a result of the Merger.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing information specified by Part I of Form S-8 will be sent or given to participants, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not being filed with the Commission but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof), a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.Incorporation of Documents By Reference

The following documents that the Company has filed with the Commission under the Securities Act and the Securities Exchange Act of 1934 (the “Exchange Act”) (File No. 001-38139) are incorporated by reference into this Registration Statement:

•	Annual Report on Form 10-K for the year ended December 31, 2017, as amended;
•	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018;
•

Current Reports on Form 8-K filed on April 19, 2018, April 26, 2018 (other than information furnished under Item 2.02 thereof), May 3, 2018 and June 1, 2018 (other than information furnished under Item 7.01 thereof); and

•

The description of the Company’s common stock contained in the Company’s Registration Statement on Form 8-A filed with the Commission on June 28, 2017, including any amendment or report filed for the purpose of updating such description.

In addition, all reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration

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Statement and to be a part thereof from the date of filing of such documents with the Commission. Any statement contained in a document incorporated, or deemed to be incorporated, by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Registration Statement, modifies or supersedes such prior statement. Any statement contained in this Registration Statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is, or is deemed to be incorporated, by reference in this Registration Statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

No document or information deemed to be furnished and not filed in accordance with rules of the Commission shall be deemed to be incorporated herein by reference unless such document or information expressly provides to the contrary.

Item 4.Description of Securities

Not applicable.

Item 5.Interests of Named Experts and Counsel

Not applicable.

Item 6.Indemnification of Directors and Officers

The Company is incorporated under the Delaware General Corporation Law (the “DGCL”). Section 145 of the DGCL provides that a corporation organized thereunder has the power to indemnify directors and officers as well as other employees and agents of a corporation or enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which such person was or is a party or is threatened to be made a party by reason of such person being or having been in such capacity. The power to indemnify applies if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful, except that with respect to an action or suit brought by or in the right of the corporation such indemnification is limited to expenses (including attorneys’ fees) in connection with the defense or settlement of such action or suit. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of the Company’s stockholders or disinterested directors or otherwise. The Company’s amended and restated bylaws provide for indemnification of its directors, officers and employees to the fullest extent permitted by the DGCL, subject to limited exceptions.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock purchases, redemptions or other distributions or (iv) for any transaction from which the director derived an improper personal benefit. The Company’s amended and restated certificate of incorporation provides for such limitation of liability.

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The Company maintains policies of insurance under which coverage is provided (a) to its directors and officers, in their respective capacities as such, against loss arising from a claim made for any actual or alleged wrongful act, and (b) to the Company with respect to payments which the Company may make to such officers and directors pursuant to the above indemnification as a matter of law.

Item 7.Exemption from Registration Claimed

Not applicable.

Item 8.Exhibits

The exhibits filed herewith or incorporated by reference herein are set forth in the Exhibit Index filed as part of this Registration Statement.

Item 9.Undertakings

(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)

To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered

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therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment on Form S-8 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chicago, Illinois, on June 4, 2018.

BYLINE BANCORP, INC. By:/s/Alberto J. Paracchini Alberto J. Paracchini President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment on Form S-8 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date
/s/Alberto J. Paracchini Alberto J. Paracchini	President, Chief Executive Officer and Director (Principal Executive Officer)	June 4, 2018
/s/Lindsay Corby Lindsay Corby	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 4, 2018
* Roberto R. Herencia	Chairman	June 4, 2018
* L. Gene Beube	Director	June 4, 2018
* Phillip R. Cabrera	Director	June 4, 2018
* Antonio del Valle Perochena	Director	June 4, 2018
* Steven M. Rull	Director	June 4, 2018
* Jaime Ruiz Sacristán	Director	June 4, 2018
* William G. Kistner	Director	June 4, 2018
* Robert R. Yohanan	Director	June 4, 2018

*By: /s/Alberto J. Paracchini Alberto J. Paracchini, Attorney-in-Fact

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EXHIBIT INDEX

Exhibit No.	Description
4.1	Amended and Restated Certificate of Incorporation of Byline Bancorp, Inc. (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1, as amended (File No. 333-218362))
4.2	Amended and Restated Bylaws of Byline Bancorp, Inc. (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1, as amended (File No. 333-218362))
4.3	Certificate of Designations of Noncumulative Perpetual Preferred Stock, Series A (incorporated by reference to Exhibit 3.3 to the Registration Statement on Form S-1, as amended (File No. 333-218362))
4.4

Certificate of Designations of 7.50% Fixed-to-Floating Noncumulative Perpetual Preferred Stock, Series B (incorporated by reference to Exhibit 3.4 to the Registration Statement on Form S-1, as amended (File No. 333-218362))

4.5

Certain instruments defining the rights of holders of long-term debt securities of the Company and its subsidiaries are omitted pursuant to Item 601(b)(4)(iii) of Regulation S-K. The Company hereby undertakes to furnish to the SEC, upon request, copies of any such instruments.

5.1	Opinion of Vedder Price P.C.*
23.1	Consent of Vedder Price P.C. (included in Exhibit 5.1)*
23.2	Consent of Moss Adams LLP*
24.1	Power of Attorney **
24.2	Power of Attorney (William G. Kistner and Robert R. Yohanan)*
99.1	First Evanston Bancorp, Inc. Stock Incentive Plan, as amended*

*	Filed herewith.
**	Previously filed (set forth on the signature page to Form S-4 filed February 8, 2018).